CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 21, 2012 relating to the financial statements and financial highlights that appear in the April 30, 2012 annual reports to shareholders of Invesco Energy Fund, Invesco Gold & Precious Metals Fund, Invesco Leisure Fund, Invesco Technology Fund, Invesco Utilities Fund, Invesco Van Kampen American Value Fund, Invesco Van Kampen Comstock Fund, Invesco Van Kampen Mid Cap Growth Fund, Invesco Small Cap Value Fund and Invesco Value Opportunities Fund, and of our report dated June 12, 2012 relating to the financial statements and financial highlights that appear in the April 30, 2012 Annual Report to Shareholders of Invesco Technology Sector Fund, eleven of the Funds constituting AIM Sector Funds (Invesco Sector Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” and “Other Service Providers” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Houston, Texas
August 22, 2012